Exhibit 10.4

Quest Diagnostics Incorporated
Grant Certificate

Employee Name: «Name»
Employee Address: («Address_1» «Address_2», «City», «State», «Postal»)
Grant Date: March 4, 2008

OPTION TERMS:
Option Grant:	«Options» Options
Exercise Price:	$47.49
Option Expiration Date:	March 4, 2015

Vesting Schedule:

Vesting Dates	Vesting Percent	Incremental	Cumulative
March 4, 2009	33.3%	;«NQ_Vesting_1»	«Cummulative_1»
March 4, 2010	33.3%	;«NQ_Vesting_2»	«Cummulative_2»
March 4, 2011	33.4%	;«NQ_Vesting_3»	«Cummulative_3»

RESTRICTED SHARE TERMS:

Restricted Share Grant:	«RES» Shares

Vesting Schedule:

Vesting Dates	Vesting Percent	Incremental	Cumulative
March 4, 2009	25%	;«Res_Vesting_1»	«Res_Cummulative_1»
March 4, 2010	25%	;«Res_Vesting_2»	«Res_Cummulative_2»
March 4, 2011	50%	;«Res_Vesting_3»	«Res_Cummulative_3»

TARGET PERFORMANCE SHARES: Target Performance Shares: «TPS» Shares Performance Period: January 1, 2008 through December 31, 2010 Vesting Period: February 1, 2008 through January 31, 2011

This grant is subject in all respects to the terms of the attached Equity Award Agreement dated March 4, 2008 and to the terms of the Quest Diagnostics Incorporated Amended and Restated Employee Long-Term Incentive Plan (the “Plan”), which is incorporated by reference in the Agreement.

By execution of this Grant Certificate, the Employee agrees that he or she has received and reviewed a copy of (a) the Prospectus relating to the Plan (link to Prospectus), (b) the Quest Diagnostics Incorporated 2007 Annual Report to Shareholders on Form 10-K (link to 2007 Annual Report), and (c) the Company’s Policy regarding Purchasing and Selling Securities (“the Policy”) (link to Trading Policy). The Employee further agrees to fully comply with the terms of the Policy.

Employee:

By:
«Name»

Equity Award Agreement
March 4, 2008
Page 2.

QUEST DIAGNOSTICS INCORPORATED
EQUITY AWARD AGREEMENT

This Equity Award Agreement (the “Agreement”) dated as of March 4, 2008 between Quest Diagnostics Incorporated, 3 Giralda Farms, Madison, NJ 07940 (the “Company”) and the employee named in the attached grant certificate (the “Employee”) is subject in all respects to the Company’s Amended and Restated Employee Long-Term Incentive Plan (the “Plan”). All references to “Shares” means shares of the Company’s Common Stock.

This Agreement shall become effective only after the Employee has executed and returned to the Executive Compensation Department (to the attention of Lisa Zajac (3 Giralda Farms, Madison, NJ 07940)) a signed copy of this Agreement (the signature page appears on the grant certificate) and shall be revoked if not executed and received by Lisa Zajac within thirty (30) days of receipt by the Employee.

1.

Award of Stock Options. The Company hereby awards to the Employee under the Plan the number of stock options (each, an “Option”) set forth in the attached grant certificate. Each Option entitles the Employee, subject to the terms and conditions of this Agreement and the Plan, to purchase from the Company at the exercise price set forth in the attached grant certificate (the “Exercise Price”) one Share (an “Option Share”). The Options shall vest and become exercisable on the terms set forth in Section 4. The Options shall expire on, and no Option Shares may be purchased pursuant to this Agreement after, the expiration date set forth in the attached grant certificate (the “Option Expiration Date”). The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) may, in its sole discretion, convert any or all of the Options at any time to a stock settled stock appreciation grant. The Options are not intended to be “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement shall be construed and interpreted in accordance with such intention.

2.

Restricted Shares. The Company hereby awards to the Employee under the Plan the number of Shares set forth in the attached grant certificate (the “Restricted Shares”). The Restricted Shares shall vest on the terms set forth in Section 4.

3.

Performance Shares. The Employee shall be eligible to receive and vest in Shares as provided in this Section 3 and Section 5 based on (a) the number of number of target performance shares set forth in the attached grant certificate (“Target Performance Shares”) and (b) the Company’s performance during the Performance Period. Performance will be measured as of the end of the performance period set forth in the attached grant certificate (the “Performance Period”) based on the compound annual growth rate (“CAGR”) of the Company’s fully diluted earnings per share from continuing operations (“EPS”) during the Performance Period, by comparing the Company’s EPS during the Final Year of the Performance Period with the Company’s EPS during the Baseline Year (see Appendix A for these defined terms). After the Performance Period, the CAGR will be calculated and the number of Shares to be issued (subject to vesting under Section 5 and withholding of taxes under Section 16) shall be based upon the following formula (such number of Shares being the “Earned Performance Shares”):

	CAGR*	“Earnings Multiple”* multiplied by Target Performance Shares = Earned Performance Shares
	Greater Than or Equal to 20%	2 x Target Performance Shares = Earned Performance Shares
	Equal to 10%	1 x Target Performance Shares = Earned Performance Shares
	Less Than or Equal to 3%	0 x Target Performance Shares = 0 Shares
*The Earnings Multiple for CAGR between 3% and 20% will be interpolated.

For example, if the Company’s CAGR from the Baseline Year to the Final Year of the Performance Period (fiscal year 2010) is 6.5%, an Earnings Multiple of 0.5 will be applied to the Target Performance Shares to calculate the Earned Performance Shares. The maximum Earnings Multiple is 2.0.

Equity Award Agreement
March 4, 2008
Page 3.

4.	Vesting of Stock Options and Restricted Shares.

(a)

General Vesting Requirements. Except as otherwise provided below, the Options shall vest and become exercisable, and the Restricted Shares shall vest, on the vesting dates set forth in the attached grant certificate (the “Vesting Dates”) provided that the Employee is still in the employ of the Company on the applicable Vesting Date. Options shall be exercisable only to the extent vested. Vested Restricted Shares, net of required tax withholding as described in Section 16 below, will be transferred into the Employee’s account at the Company’s dedicated broker as soon as practicable after the date on which the Restricted Shares vest whether vesting occurs on a Vesting Date or as provided in Sections 4(b) through 4(j).

(b)

Termination of Employment Generally. If the Employee’s employment is terminated (other than for one of the reasons set forth elsewhere in this Section 4) three months or more after the Grant Date but prior to the third anniversary of the Grant Date, the Employee will vest in a number of Options and a number of Restricted Shares determined by multiplying the number of Options or Restricted Shares, as the case may be, that are scheduled to vest on the next Vesting Date by a fraction, (i) the numerator of which is the number of whole months from the most recent March 4 to the termination date of the Employee’s employment and (ii) the denominator of which is 12; and any unvested Options and any unvested Restricted Shares will be canceled. No Options or Restricted Shares shall vest under this Section 4(b) if the Employee’s termination of employment occurs less than three months after the Grant Date.

(c)

Leave of Absence. Notwithstanding anything to the contrary contained herein, if the Employee is on a leave of absence approved by the Company for medical, personal, educational and/or other permissible purposes pursuant to policies of the Company as in effect from time to time, for a consecutive twelve-month period, such Employee will be deemed terminated for purposes of this Agreement (including under Sections 4(b) and 5(c)) on the first anniversary of the commencement of such leave of absence and the Options and the Restricted Shares shall cease to vest at the end of such twelve-month period (with the result that the Employee shall immediately vest in a number of Options and a number of Restricted Shares as provided in Section 4(b)) and any unvested Options and any unvested Restricted Shares will be canceled); provided, however, that on or before the first anniversary of the commencement of the leave of absence, the Compensation Committee may, in its absolute discretion, determine to waive the application of this Section 4(c), in which case the Employee will not be deemed terminated for purposes of this Agreement and the Options and the Restricted Shares will continue to vest in accordance with this Agreement. Notwithstanding the foregoing, if the Employee’s employment is terminated pursuant to this Section 4(c) at the end of a medical or disability leave, then the Options and the Restricted Shares shall cease to vest as of the end of the twelve-month leave but shall not be canceled until the first anniversary of the Employee’s termination of employment unless, prior to such first anniversary, the Employee delivers to the Company evidence satisfactory to the Company that the Social Security Administration has determined that the Employee is disabled as provided in Section 4(e).

	(d)	Death. If the Employee shall die while employed, on the date of the Employee’s death, all Options and all Restricted Shares shall vest.

(e)

Disability. If the Employee’s employment shall terminate pursuant to Section 4(c) at the end of a medical or disability leave and if, on or before the first anniversary of the Employee’s termination of employment, the Employee delivers to the Company evidence satisfactory to the Company that the Social Security Administration has determined that the Employee is disabled (as defined in Section 22(e)(3) of the Code), on the date that such evidence is provided to the Company all Options and all Restricted Shares shall vest.

(f)

Retirement. If the Employee’s employment shall terminate with the consent of the Company on or after the Employee’s attaining age 60, on the effective termination date of the Employee’s employment all Options and all Restricted Shares shall vest.

(g)

Change in Control. All Options and all Restricted Shares shall vest on the effective date of a change in control, provided the Employee was employed by the Company on such date. For purposes of this Agreement the term “change in control” shall mean and shall be deemed to occur if and when:

(i)

Any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities; or

Equity Award Agreement
March 4, 2008
Page 4.

(ii)

The individuals who, as of the Grant Date, constituted the Company’s Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual (other than any individual whose initial assumption of office is in connection with an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934)), becoming a director subsequent to the Grant Date, whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual was a member of the Incumbent Board; or

(iii)

The Company consummates any of the following transactions that are required to be approved by shareholders: (a) a transaction in which the Company ceases to be an independent publicly owned corporation, or (b) the sale or other disposition of all or substantially all of the Company’s assets, or (c) a plan of partial or complete liquidation of the Company.

(h)

Involuntary Termination with Severance or Divestiture. If prior to the third anniversary of the Grant Date, the Employee’s employment is terminated by the Company as a result of (1) a separation which would entitle the Employee to severance benefits under one of the Company’s severance plans or an employment agreement between the Employee and the Company or (2) a divestiture and the Employee is employed by the purchasing entity, the Employee will immediately vest in a number of Options and a number of Restricted Shares equal to (i) the number of Options or Restricted Shares, as the case may be, that are scheduled to vest on the next Vesting Date plus (if the termination occurs prior to the second Vesting Date) (ii) the number of Options or Restricted Shares, as the case may be, that would have vested under Section 4(b) if the Employee had remained an employee for an additional one year after his/her actual termination of employment; and any unvested Options and any unvested Restricted Shares will be canceled.

(i)

Transfers. If the Employee shall be transferred from the Company to a subsidiary company (being a 50% owned entity within the meaning of Section 424(f) of the Code), or joint venture or similar entity existing as of the date of this Agreement in which the Company has at least a 33.33% interest (“joint venture”) or vice versa or from one subsidiary company (or joint venture) to another, the Employee’s employment shall not be deemed to have terminated for purposes of this Agreement. If, while the Employee is employed by such a subsidiary company or joint venture, such subsidiary company or joint venture shall cease to be a subsidiary company or joint venture as described above and the Employee is not thereupon transferred to and employed by the Company or another subsidiary company or joint venture as described above, then the Employee’s employment will be treated as a termination due to a divestiture under Section 4(h) and Section 5(c)(ii) on the date that the Employee’s employer ceases to be such a subsidiary company or joint venture of the Company.

	(j)	Loss of Equity Award Eligibility Status. Notwithstanding the provisions of Section 4(a), if the Employee’s employment status in the Company is changed such that the Employee will no longer be eligible to receive options pursuant to the Equity Award Eligibility Policy of the Company as in effect on the date hereof and attached as Appendix B to this Agreement (the “Eligibility Policy”) and such changed status continues for a consecutive 90 day period, then (i) the Options and the Restricted Shares shall cease to vest at the end of such 90-day period; (ii) the Employee will immediately vest in a number of Options and a number of Restricted Shares equal to the number that would have vested under Section 4(b) if the Employee had terminated employment at the end of such 90-day period (including any Shares that would be vested on any intervening Vesting Date that occurs between the date of such change in employment status and the 90th day); and (iii) any unvested Options and any unvested Restricted Shares will be canceled. Notwithstanding the foregoing, the Options and the Restricted Shares shall continue to vest (and shall not be canceled under this Section 4(j) if, (x) before the end of such 90-day period, the Employee has attained age 60; or (y) before the end of such 90-day period, the Compensation Committee, in its absolute discretion, determines to waive the application of this Section 4(j).

5.	Vesting of Performance Shares.

(a)

Performance Share Vesting Period. Subject to the exceptions enumerated in Section 5, Earned Performance Shares will vest at the end of the vesting period as set forth in the attached grant certificate (the “Performance Share Vesting Period”) provided that the Employee is still in the employ of the Company at the end of the Performance Share Vesting Period. Earned Performance Shares, net of required tax withholding as described in Section 16 below, will be transferred into the Employee’s account at the Company’s dedicated broker as soon as practicable after the final calculation of the number of Earned Performance Shares but in any event on or prior to March 15, 2011.

Equity Award Agreement
March 4, 2008
Page 5.

(b)

Change in Control. If a change in control (as defined in Section 4(g)) of the Company occurs prior to the end of the Performance Share Vesting Period then the number of Earned Performance Shares to be awarded to the Employee shall be equal to the greater of: (1) the number of Earned Performance Shares that would be awarded if the calculation under Section 3 is based on the most recent fiscal year end results of the Company (rather than the Final Year of the Performance Period) and (2) the number of Target Performance Shares. The number of Shares (if any) calculated in accordance with the preceding sentence, net of required tax withholding as described in Section 16 below, will be transferred to the Employee's account at the Company's dedicated broker within five business days after the consummation of the change in control. In the event that (and only in the event that), following such payment, the Company continues to file annual reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, including for the Final Year of the Performance Period, then following the end of the Performance Period, to the extent that the number of Earned Performance Shares calculated pursuant to Section 3 exceeds the number of Earned Performance Shares as calculated pursuant to the preceding sentence, then any additional Shares resulting from the calculation in accordance with Section 3 (net of the number of Shares previously delivered under the preceding sentence) will be so transferred as provided in Section 5(a). If the Employee terminated employment prior to the change in control, the Earned Performance Shares will vest or be pro-rated, as applicable, in accordance with Section 5(c).

(c)

Adjustments to Earned Performance Shares and Vesting of Earned Performance Shares on Termination of Employment. The Employee (or, in the case of death, the Employee’s beneficiary or estate) shall be entitled to receive 100% of the Earned Performance Shares calculated pursuant to Section 3, and such Earned Performance Shares shall not be subject to a service-based vesting requirement, if prior to the end of the Performance Share Vesting Period the Employee’s employment terminates by reason of death or disability (under circumstances in which the Options and Restricted Shares vest under Section 4(e)) or retirement under Section 4(f)). The number of Earned Performance Shares calculated pursuant to Section 3 to which the Employee is entitled will be adjusted in the following circumstances if:

(i)

the Employee’s employment with the Company ends three months or more after the Grant Date but prior to the end of the Performance Share Vesting Period (other than by reason of death, disability (under circumstances in which the Options and Restricted Shares vest under Section 4(e)) or retirement under Section 4(f). In the event of such termination, the Employee shall vest in the number of Earned Performance Shares determined by multiplying the Earned Performance Shares by a fraction, (A) the numerator of which is the number of full months that the Employee was employed by the Company during the Performance Share Vesting Period and (B) the denominator of which is the number of months in the Performance Share Vesting Period; and the balance of the Earned Performance Shares will be canceled; provided, however, that no Earned Performance Shares shall vest under this sentence if the Employee’s termination of employment occurs less than three months after the Grant Date; or

(ii)

the Employee’s employment with the Company ends prior to the end of the Performance Share Vesting Period as a result of (1) a separation which would entitle the Employee to severance benefits under one of the Company’s severance plans or an employment agreement between such Employee and the Company or (2) a divestiture and the Employee is employed by the purchasing entity. In that event, notwithstanding the provision of Section 5(c)(i), the Employee shall vest in the number of Earned Performance Shares determined by multiplying the Earned Performance Shares by a fraction, (A) the numerator of which is the number of full months that the Employee was employed by the Company during the Performance Share Vesting Period plus twelve (but in no event shall the numerator exceed the number of months in the Performance Share Vesting Period) and (B) the denominator of which is the number of months in the Performance Share Vesting Period; and the balance of the Earned Performance Shares will be canceled; or

Equity Award Agreement
March 4, 2008
Page 6.

(iii)

if prior to the end of the Performance Share Vesting Period, the Employee’s employment status in the Company is changed such that the Employee will no longer be eligible to receive equity awards pursuant to the Eligibility Policy and such changed status continues for a consecutive 90-day period, then, notwithstanding any other provision in this Agreement to the contrary, the Employee shall vest in the number of Earned Performance Shares determined by multiplying the Earned Performance Shares by a fraction, (A) the numerator of which is the number of full months that the Employee was employed by the Company during the Performance Share Vesting Period through such 90th day (but in no event shall the numerator exceed the number of months in the Performance Share Vesting Period) and (B) the denominator of which is the number of months in the Performance Share Vesting Period; and the balance of the Earned Performance Shares will be canceled. Notwithstanding the foregoing, there will be no pro-ration under the first sentence of this Section 5(c)(iii) (and no Earned Performance Shares will be canceled as a result of the Employee being no longer eligible to receive equity awards pursuant to the Eligibility Policy) if, (i) before the end of such 90-day period, the Employee has attained age 60 or (ii) the Compensation Committee in its absolute discretion determines to waive the application of this Section 5(c)(iii); or

(iv)

Notwithstanding anything to the contrary contained herein, if the Employee is on a leave of absence approved by the Company for medical, personal, educational and/or other permissible purposes pursuant to policies of the Company in effect from time to time, for a consecutive twelve-month period, the Employee will be deemed terminated for purposes of this Agreement on the first anniversary of the commencement of such leave of absence (with the result that the Earned Performance Shares will be pro-rated in accordance with Section 5(c)(i)) as of the end of such twelve-month period; provided, however, that on or before the first anniversary of the commencement of the leave of absence, the Compensation Committee may, in its absolute discretion, determine to waive the application of this Section 5(c)(iv), in which case the Employee will not be deemed terminated for purposes of this Agreement and the Performance Shares will continue to vest in accordance with this Agreement. Notwithstanding the foregoing, if the Employee’s employment is terminated pursuant to this Section 5(c)(iv) at the end of a medical or disability leave, then the Earned Performance Shares shall cease to vest as of the end of the twelve-month leave but shall not be canceled until the first anniversary of the Employee’s termination of employment unless, prior to such first anniversary, the Employee delivers to the Company evidence satisfactory to the Company that the Social Security Administration has determined that the Employee is disabled as provided in Section 4(e).

6.

Cancellation. Notwithstanding anything to the contrary contained herein, this Agreement shall expire and be canceled, the Employee will not vest in any additional Options, the Employee may not exercise any Options, whether or not vested, and all Restricted Shares and Target Performance Shares (whether or not vested or earned) shall be canceled if

(a)

the Employee shall cause the Company to suffer financial harm or damage to its reputation (either before or after termination of employment) through (x) dishonesty, (y) violation of law in the course of the Employee’s employment or violation of the Company’s Corporate Compliance Manual and compliance bulletins or other written policies, or (z) material deviation from the duties owed the Company by the Employee; or

(b)

the Employee is subject to the Executive Share Ownership Policy, as such policy may be amended from time to time (the “Ownership Policy”), and the Employee makes any false attestation under the Ownership Policy; or

(c)

the Employees violates (i) the terms of Sections 12 and/or 13 of this Agreement and/or (ii) the confidentiality, non solicit or non-compete obligations or any other restrictive covenant set forth in any agreement between the Employee and the Company or otherwise pursuant to any written policy of the Company (the “Other Restrictive Covenant”), in addition to any equitable and legal rights the Company has or may have.

The Employee understands that the cancellation of any awards or rights under this Agreement is only one element of the damages potentially sustained by the Company for (i) any action described in this Section 6 or (ii) a violation of Sections 12 and/or 13 of this Agreement or any Other Restrictive Covenant, and such cancellation shall not constitute a release of any claim that the Company may have for damages, past, present, or future. In addition, a breach by the Employee of any provisions of Sections 12 and/or 13 of this Agreement or any Other Restrictive Covenant that occurs after any exercise of any Option or delivery of Shares pursuant to this Agreement (including any breach occurring after termination of employment) shall cause the exercise of the Option and the delivery of any Option Shares, Restricted Shares or Earned Performance Shares under this Agreement to be rescinded (and if the Employee has previously sold the Shares issued pursuant to this Agreement, the Employee would be required to pay back to the Company the pre-tax proceeds received from the sale of such Shares).

Equity Award Agreement
March 4, 2008
Page 7.

7.	Executive Share Ownership Policy.

(a)

The Employee is subject to the Ownership Policy if the Employee is or becomes a Vice President or executive officer of the Company. In consideration of the grant of the awards under this Agreement, the Employee agrees that, if the Employee is or becomes subject to the Ownership Policy, the Options and all Option Shares, Restricted Shares and Performance Shares shall be subject to cancellation pursuant to Section 6(b) of this Agreement and all Options, Option Shares, Restricted Shares and Performance Shares granted to the Employee by the Company prior to the date hereof (the “Prior Awards”) shall be subject to cancellation pursuant to Section 6(b) of this Agreement (for false attestation under the Ownership Policy), the Shares obtained on exercise of such Prior Awards after the date hereof shall be subject to the Ownership Policy pursuant to Section 7(b) of this Agreement and the terms of Sections 6(b), 7(a) and 7(b) hereof are made a part of the terms of each of the Prior Awards.

(b)

If the Employee is subject to the Ownership Policy, any Shares issued under this Agreement or pursuant to any Prior Award (in each case net of tax withholdings) issued under this Agreement are subject to such policy. The Employee hereby acknowledges and agrees that the investment risk associated with the retention of any Shares, whether pursuant to the Ownership Policy or otherwise, is the sole responsibility of the Employee and the Employee hereby holds the Company harmless against any claim of loss related to the retention of the Shares.

8.	Non-Transferability; Voting Rights and Dividends.

(a)

The awards and rights under this Agreement shall not be transferable other than by will or the laws of descent and distribution. The Options may be exercised during the lifetime of the Employee only by the Employee except to the extent of a disability (as defined in Section 22(e) (3) of the Code), in which case the Options may be exercised by the Employee’s legal representative.

(b)

Restricted Shares shall be registered in book entry in the name of the Employee and shall not be transferred to the Company’s dedicated broker on the Employee’s behalf or otherwise released to the Employee until the Restricted Shares have vested in accordance with this Agreement. The Employee acknowledges that the certificates representing Restricted Shares may be stamped with a legend indicating the possibility of cancellation and the restrictions on transfer. The Employee may vote the Restricted Shares and receive all dividends declared and paid by the Company on the Restricted Shares subject to withholding to satisfy applicable tax requirements.

(c)

The Employee will not have any voting, dividend or other rights as a stockholder with respect to any Option Shares, Target Performance Shares or Earned Performance Shares prior to the date on which he/she is recorded as the holder of such Option Shares or Earned Performance Shares on the records of the Company. The Employee understands that the Option Shares will not be issued to the Employee until after (and to the extent that) Options are exercised. The Employee also understands that, except as provided in Section 5(b), Earned Performance Shares (net of required tax withholding as described in Section 16 below) will not be issued to the Employee until after the final calculation of the Earnings Multiple as contemplated by Section 3 and any adjustment under Section 5, it being understood that such issuance shall occur in any event on or prior to March 15, 2011. Until Shares have been delivered to or on behalf of the Employee in respect of any Earned Performance Shares, the Employee shall have only the rights of a general unsecured creditor.

(d)

Until Shares are transferred to the Employee’s account at the Company’s dedicated broker or the Employee otherwise receives physical possession of any such Shares, the Employee shall have no right to sell, assign, transfer, pledge or otherwise encumber Shares in any manner. Any purported attempt to sell, assign, transfer, pledge or otherwise encumber any award under this Agreement will be void and shall result in the cancellation of such award. Unless otherwise provided at the time of such transfer or delivery to the Employee of any Vested Restricted Shares or any Shares issued in respect of any Earned Performance Shares or Shares issued upon full or partial exercise of the Options, upon such transfer or delivery to the Employee the Shares will not be subject to any restrictions on transfer other than those that may arise under the securities laws or the Company’s policies, but the Shares shall remain subject to cancellation as provided in Section 6.

Equity Award Agreement
March 4, 2008
Page 8.

9.

Exercise of Options. The Employee may exercise Options in accordance with the procedures specified by the Company from time to time. The Exercise Price of Options shall be paid in full with, or in a combination of (a) cash or (b) Shares that have been owned by the Employee, and have been fully vested and are freely transferable by the Employee, for at least six months preceding the date of exercise of the Option, duly endorsed or accompanied by stock powers executed in blank. The Company in its discretion may permit the Employee (if the Employee owns Shares that have been owned by the Employee, and have been fully vested and fully transferable by the Employee, for at least six months preceding the date of exercise) to “attest” to his/her ownership of the number of Shares required to pay all or part of the purchase price (and not require delivery of the Shares), in which case the Company will deliver to the Employee the number of Shares to which the Employee is entitled, net of the “attested” Shares. If payment is made in whole or in part with Shares, the value of such Shares shall be the mean between its high and low prices on the day of purchase as reported by The New York Times or another newspaper or information source designated by the Company following the close of business on the date of exercise. No “reload” or other option will be granted by reason of any such exercise.

10.

Exercise of Option After Termination of Employment, Death or Disability. The provisions covering the exercise of the Options following termination of employment are as follows, provided that in no event may any Options be exercised after the Option Expiration Date:

(a)

Termination in General. If the Employee shall terminate his/her employment for any reason other than those described in Section 10(b) through (e), the Options that have vested simultaneously with or before the Employee’s termination of employment may be exercised for ninety (90) days following such termination (but not beyond the Option Expiration Date) and such vested Options shall thereafter expire and cease to be exercisable.

(b)

Death. If the Employee shall die while employed, the Options may be exercised through the Option Expiration Date. If the Employee shall die after termination of employment but while all or any portion of the Options are still exercisable, they shall remain exercisable through the first anniversary of the date of death but not beyond the Option Expiration Date.

(c)

Disability. If the Employee’s employment shall terminate at the end of a medical or disability leave under Section 4(e) and if, on or before the first anniversary of the Employee’s termination of employment, the Employee delivers to the Company evidence satisfactory to the Company that the Social Security Administration has determined that the Employee is disabled (as defined in Section 22(e) (3) of the Code), the Options shall remain exercisable through the Option Expiration Date.

	(d)	Retirement. If the Employee’s employment shall terminate as a result of retirement pursuant to Section 4(f) of this Agreement, the Options shall remain exercisable through the Option Expiration Date.

(e)

Involuntary Termination with Severance or Divestiture. If the Employee’s employment is terminated by the Company as a result of (1) a separation which would entitle the Employee to severance benefits under one of the Company’s severance plans or an employment agreement between the Employee and the Company or (2) a divestiture and the Employee is employed by the purchasing entity, then any Options that are vested and exercisable (including any Options that become vested and exercisable under Section 4(h)) may be exercised through the first anniversary of the date of termination (but not beyond the Option Expiration Date) and shall thereafter expire.

11.

Consideration. In consideration for the awards under this Agreement, the Employee hereby agrees to be bound by the Nondisclosure of Confidential Information provisions set forth in Section 12 of this Agreement, the Nonsolicitation and Noncompetition provision set forth in Section 13 of this Agreement and any restrictive covenant obligations set forth in any agreement between the Employee and the Company or otherwise pursuant to any written policy of the Company, including without limitation any Other Restrictive Covenants. For purposes of Sections 6, 12 and 13, the term “Company” shall mean the Company, its affiliates, divisions and subsidiaries, or any other entity in which the Company, directly or indirectly, controls or has an ownership or equity interest equal to or greater than 25.0% of the combined voting power of the entity's then outstanding securities, and their respective successors and assigns.

Equity Award Agreement
March 4, 2008
Page 9.

12.	Nondisclosure of Confidential Information.

(a)

For purposes of this Agreement, the term “Confidential Information” shall mean all ideas, inventions, data, databases, know-how, processes, methods, practices, specifications, raw materials and preparations, compositions, designs, devices, fabrication techniques, technical plans, algorithms, computer programs, protocols, client information, medical records, documentation, customer names and lists, supplier names and lists, price lists, supplier names and lists, apparatus, business plans, marketing plans, financial information, chemical and biological reagents, business methods and systems, literary and graphical and audiovisual works and sound recordings, mask works, computer programs, and the like, and potential trade names, trademarks, and logos, in whatever form or medium and which have commercial value, and whether or not designated or marked “Confidential” or the like, which the Employee learns, acquires, conceives, creates, develops, or improves while employed by the Company and which (1) relate to the past, current, or prospective business of the Company or its subsidiaries and (a) which have not previously been publicly disclosed without restrictions on use by the Company, or (b) which Employee knows or has good reason to know are not generally publicly known; or (2) are received by the Company from a third party under an obligation of confidentiality to the third party which the Employee knows or reasonably should have known are confidential to such third party. “Confidential Information” shall not include any information known generally to the public (other than as a result of an unauthorized disclosure by the Employee).

(b)

The Employee recognizes and acknowledges that during his or her employment with the Company, the Employee may be given access to or develop Confidential Information. The Employee shall not use or disclose (directly or indirectly) any Confidential Information (whether or not developed by the Employee) at any time or in any manner, except as authorized and required in the course of employment with the Company. The Employee shall not disclose to the Company or use on behalf of the Company any Confidential Information obtained from any former employer or any other third party. All documents and things embodying Confidential Information, whether prepared by the Employee or otherwise coming into the Employee’s possession, are the exclusive property of the Company, and must not be removed from any of its premises except as required in the course of employment with the Company. All such documents and things shall be promptly returned by the Employee to the Company upon the request of the Company and on any termination of employment with the Company. The Employee will not remove any Confidential Information such as documents or things or retain them in whole or part in any manner. The Employee shall ensure that any export of Confidential Information undertaken by the Employee or with his/her knowledge or approval shall be in compliance with all applicable laws.

(c)

The Employee shall promptly disclose to the Company all Confidential Information which the Employee creates, conceives, develops, or improves (either alone or with others) referred to below as a “Creation” while in the employment of the Company, if the Creation either: (1) relates to any actual or demonstrably contemplated business, or research or development project, of the Company or its subsidiaries, or to any reasonable extension or variation thereof; or (2) results from any work performed by the Employee for the Company; or (3) was created utilizing any of the Company’s equipment, supplies, facilities, time, or Confidential Information. The Employee shall keep complete, accurate, and authentic records on all Creations in the manner and form requested by the Company. The Employee shall promptly disclose to the Company, in confidence, all patent, copyright, and trademark applications filed by the Employee within one (1) year after termination of employment with the Company and which relate to any field in which the Employee worked at the Company. The Employee agrees that any such application for a patent, copyright registration, trademark registration, mask work registration, or similar right filed within one (1) year after termination of employment with the Company shall be presumed to relate to a Creation of the Employee created during employment at the Company, unless the Employee can prove otherwise.

(d)

The Employee hereby assigns to the Company all of the Employee’s rights in all of the above-described Creations. All such Creations that are subject to copyright or mask work protection are explicitly considered by the Employee and the Company to be works made for hire to the extent permitted by law. To the extent that any such Creations are subject to copyright protection and are not works made for hire, any and all of the Employee’s copyright and mask work interest therein are hereby assigned by the Employee to the Company, and are the exclusive property of the Company.

Equity Award Agreement
March 4, 2008
Page 10.

(e)

The Employee agrees to assist the Company in obtaining and/or maintaining patents, copyrights, trademarks, mask work rights, and similar rights to any Creations assigned by the Employee to the Company, if and to the extent that the Company, in its sole discretion, requests such assistance, the Employee shall sign all documents and do all other things deemed necessary by the Company, at the Company’s expense, to obtain and/or maintain such rights, to provide confirmatory evidence of the Employee’s assignment of such Creations to the Company, to defend them from invalidation, and to protect them against infringement by other parties. The obligations of this Section 12(e) are continuing and survive the termination of the Employee’s employment with the Company. The Employee irrevocably appoints the Chief Executive Officer of the Company (with powers of delegation) to act as the Employee’s agent and attorney-in-fact to perform all acts as the Employee’s agent and to file, prosecute, and maintain applications and registrations for patents, trademarks, copyrights, mask work rights, and similar rights to any Creations assigned by the Employee to the Company under this Agreement, such appointment being effective both during the Employee’s employment by Company, and thereafter if the Employee (1) refuses to perform those acts, or (2) is unavailable, within the meaning of any applicable laws. The Employee acknowledges that the grant of the foregoing power of attorney is coupled with an interest, is irrevocable, and shall survive his/her death or disability.

13.	Nonsolicitation and Noncompetition.

(a)

During his/her employment with the Company and for a period of one year (or two years in the case of any services provided to Laboratory Corporation of America Holdings) following the date of the Employee’s termination of employment for any reason, the Employee will not provide services, in any capacity, whether as an employee, consultant, independent contractor, or otherwise, in any country in which the Company conducts business at any time to any person or entity that provides products or services that compete with the Business of the Company, including but not limited to: Aurora Diagnostics; ARUP Laboratory; Bayer Diagnostics; Bio Reference Laboratories, Inc.; Bostwick Laboratories, Inc.; Boule Nordic AB; Caris Diagnostics; CBLPath Inc.; Cerner Corporation; Chempaq, Denmark; Chi Systems, Inc.; Clarient, Inc; EKF Diagnostics; Endocare Services Inc.; Enzo Biochem, Inc., Enzon, Inc.; EPIC Systems Corporation (subsidiary of Quality Systems Inc.); GenOptics; GenPath (Bio-Reference Laboratories Inc.); Genomic Health Inc.; Genzyme Corporation; Global Pathology Laboratory Services; GI Pathology; IMPATH Inc.; Inverness Medical; Laboratory Corporation of America Holdings; LifeScan Inc.; Mayo Laboratory; McKesson Corporation; MedTox Scientific Inc.; Microbiology Reference Laboratory; Monogram Biosciences, Inc.; Myriad Genetics, Inc.;. NeoGenomics Inc.; NextGen Healthcare Information Systems, Inc.; Nu- Tech Bio-Med, Inc.; Physicians Clinical Laboratory Inc.; ProPath Laboratory; Psychemedics Corp; QBC Inc.; Roche Diagnostics; Siemens Healthcare Information; Sonic Healthcare; Stanbio Laboratory; Westcliff Medical Laboratories, Inc.; and such additional persons or entities that provide products or services that compete with the Business of the Company as the Company may communicate in writing from time to time; and their subsidiaries or their successors or assigns.

(b)

During his/her employment with the Company and for a period of one (1) year following the termination of the Employee’s employment for any reason, the Employee will not directly or indirectly solicit the Business of any customer of the Company of whom the Employee acquired knowledge and/or had direct or indirect contact during the one (1) year period prior to the termination of Employee’s employment relationship with the Company for any purpose other than to obtain, maintain and/or service the customer’s Business for the Company.

(c)

During his/her employment with the Company and for a period of one (1) year following the termination of the Employee’s employment for any reason, the Employee agrees not to, directly or indirectly, recruit or solicit any employees of the Company to work for the Employee or any other person or entity.

Equity Award Agreement
March 4, 2008
Page 11.

	(d)	As used in this Agreement, the following terms shall have these respective definitions:

(i)

“Business” shall include the Current Business; and any other product or service which the Company provided during the one-year period prior to Employee’s termination of employment and during the one (1) year period following Employee’s termination of employment, but the restriction on products and services introduced after Employee’s termination of employment shall exclude products and services that were not planned, discussed or contemplated prior to Employee’s termination of employment.

(ii)

“Current Business” shall mean and include: providing clinical testing information products or services for the diagnosis, monitoring and treatment of disease; providing clinical laboratory management services; providing medical informatics services (i.e., the statistical analysis of medical information) and consulting services based on such analysis; providing data analysis, medical information services and database management services for the health care industry; providing clinical testing information services and other services in support of clinical trials, and clinical testing products for use in clinical trials; providing services of storage, retrieval and communication of medical information via interactive computer networks; providing to managed care organizations, hospitals, employers and other institutional healthcare providers, access to a network of clinical diagnostic laboratories; providing services of processing requests for diagnostic tests, performing tests, reporting test results, and paying claims to network laboratories; providing quality and utilization management; providing consolidated chronological reports in graphical and/or numerical form, representing the results of clinical diagnostic tests performed on individual patients and groups of patients over monitored periods of time, together with analysis of the results; and manufacturing and selling clinical diagnostic assay kits, apparatus and reagents.

(iii)

“Indirectly solicit” shall include, but are not be limited to, providing Company’s Confidential Information to another individual, or entity, allowing the use of Employee’s name by any company (or any employees of any other company) other than the Company, in the solicitation of the Business of Company’s customers.

14.

Damages and Injunctive Relief. The Employee understands that if the terms of Section 12 and/or 13 of this Agreement are violated, the Company would be seriously and irreparably damaged, and agrees that the Company will be entitled to seek appropriate remedies for those damages, including, without limitation, injunctive relief to enforce any provision of this Agreement and all reasonable attorney’s fees incurred by the Company to enforce the terms of these Sections.

15.

The Plan. The Plan is incorporated herein by reference. The Employee acknowledges that he/she has read the terms of the Plan and that those terms shall govern in the event of any conflict with the terms of this Agreement.

16.

Taxes. The partial or full exercise of any Option, the vesting of any Restricted Shares and the delivery of any Earned Performance Shares under this Agreement will result in the Employee’s recognition of income for U.S. federal income tax purposes and shall be subject to tax and tax withholdings as appropriate. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required or permitted by law to be withheld with respect to the exercise of the Option. On the vesting of any Restricted Shares and payment of any Earned Performance Shares, the Company will reduce the number of Shares to be delivered to the Employee by the amount of the taxes due (with the Shares valued at the mean between the high and low selling prices on the date that the Shares are valued for purposes of reporting compensation for Federal income tax purposes).

17.

Consent Requirement. If the Company shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of the Options, the issuance or purchase of Shares or other rights hereunder, or the taking of any other action hereunder (a “Plan Action”), then no such Plan Action shall be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Company. The term “consent” as used herein with respect to any action referred to in this Section 17 means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Employee with respect to the disposition of Shares, or with respect to any other matter, which the Company shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies, and (iv) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Company. Nothing herein shall require the Company to list, register or qualify the Shares of its common stock on any securities exchange.

Equity Award Agreement
March 4, 2008
Page 12.

18.

Invalidity and Enforcement. If any provision of this Agreement is deemed invalid or unenforceable, either in whole or in part, this Agreement will be deemed amended to delete or to modify, as set forth in this Section, the offending provision or provisions and to alter the bounds of this Agreement in order to render it valid and enforceable. The Company and the Employee specifically request that any court having jurisdiction over any dispute relating to this Agreement modify, if possible, any offending provision so that such provision will be enforceable to the maximum extent permitted by law.

19.

No Entitlements. This Agreement is not an employment agreement, and nothing in this Agreement or the Plan shall alter an Employee’s status as an “at-will” employee of the Company subject to the rights (if any) that the Employee may have under any employment agreement existing between the Company (or any subsidiary) and the Employee.

20.	Enforcement by Successors and Assigns. The Company and any of its successors or assignees may enforce the Company’s rights under this Agreement.

21.

Entire Agreement. Other than with respect to any existing nonsolicitation, non competition, nonuse, and non-disclosure obligations of the Employee, this Agreement constitutes the entire agreement between the Company and the Employee regarding the Options, the Restricted Shares and the Performance Shares. No modification of this Agreement will have any force or effect unless such modification is in writing, signed by the Chief Executive Officer (or Vice President, Human Resources) of the Company and the Employee, and expressly indicates an intent to modify this Agreement.

22.	Interpretation. Any dispute, disagreement or matter of interpretation which shall arise under the Agreement shall be finally determined by the Compensation Committee in its absolute discretion.

23.

Governing Law. This Agreement and all rights hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the state of New York applicable to contracts made and to be performed entirely within such state. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York state court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in state or federal court in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

24.	Acknowledgements. By execution of this Equity Award Agreement, the Employee agrees that he/she has received and reviewed a copy of:

(a) the Prospectus (link to Prospectus:
http://questnet1.qdx.com/Business_Groups/Legal/policies/stock_option/stock_option.htm) relating to the Company’s Employee Equity Participation Program and;
(b) the Quest Diagnostics Incorporated 2007 Annual Report (link to 2007 Annual Report:
http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=DGX&script=700 to Shareholders and Form 10-K);
(c) the Company’s Policy for Purchasing and Selling Securities (“the Policy”) (link to Trading Policy:
http://questnet1.qdx.com/Business_Groups/Legal/policies/policies.htm.) The Employee further agrees to fully comply with the terms of the Policy; and
(d) the Eligibility Policy.

Equity Award Agreement
March 4, 2008
Page 13.

Appendix A
Quest Diagnostics Incorporated
Performance Shares Award Terms
2008 – 2010 Performance Period

Baseline Year – 2007.

EPS- Fully diluted earnings per share from continuing operations. The Company’s EPS during the Baseline Year was $2.84.

Final Year – The Company’s Fiscal Year ended December 31, 2010.

Performance Period –January 1, 2008 through December 31, 2010.

Performance Goal(s) - Compound Annual Growth Rate (CAGR) in EPS for the Company from the Baseline Year through the end of the Final Year.

  The reported EPS results will include the annual compensation cost of the Company’s equity awards.

  Earnings (loss) from discontinued operations will be excluded from the Baseline Year and the Final Year in the calculation of CAGR.

  Final awards will be determined and paid by the March 15 following the end of the Performance Period based on the Company’s publicly filed information.

  The Earnings Multiple is determined pursuant to Section 3 of the Agreement based on CAGR.

Performance Share Vesting Period –February 1, 2008 through January 31, 2011.

Equity Award Agreement
March 4, 2008
Page 14.

Appendix B
Quest Diagnostics Incorporated
"Equity Award Eligibility Policy"

Equity Award Eligibility

Unreduced Work Schedule

One of the following salary grades:

Corporate VP or Higher

Salary Grade 53 or Higher

Research & Development - Grade RD6 or Higher

Medical Director - Grade MD2

For employees whose salary is administered outside the standard Quest structure (e.g., MedPlus, International, Clinical Trials Europe), a Quest Diagnostics salary grade has been assigned consistent with the above requirements. This grade is stored within the Company's Stock Administration System.

IMPORTANT: Meeting the criteria for “Equity Award Eligibility” does not guarantee an award. All grants are subject to a separate approval process.